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                                                                    EXHIBIT 23.3

                           CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 23, 1998, with respect to the financial statements of COPE AG, included in the Proxy Statement of Harrier, Inc. that is made part of the Pre-Effective Amendment No. 2 to the Registration Statement (Form S-4 33-53223) and Prospectus of Harrier, Inc. for the registration of 270,000 shares of its common stock.

                                                  ATAG ERNST & YOUNG AG


Zug, Switzerland
July 30, 1998